Exhibit 99.1

Jerash Reports $0.57 GAAP EPS for Fiscal Year 2020

Revenue Increases 10%, Net Income Grows 27%

New Customers Account for 7% of Revenue

Fairfield, New Jersey – June 29, 2020 – Jerash Holdings (US), Inc. (Nasdaq: JRSH) (the “Company” or “Jerash”), a producer of high-quality textile goods for leading global brands, today reported results for its fiscal 2020 fourth quarter and full year, ended March 31, 2020.

Fiscal Year 2020 and Recent Highlights

●	Reported $93.0 million full-year revenue, an annual increase of 9.5% and a new record, driven by increased customer orders and the addition of new customers;
●	Generated full-year gross margin of 19.3%, reflecting the absorption of ramp-up costs for the acquired Paramount facility and the Al-Hasa sewing workshop, as well as the impact of a shutdown due to COVID-19 restrictions during the last two weeks of the fiscal year;
●	Reported GAAP net income of $6.5 million, or $0.57 per diluted share, an increase of 26.6% compared with net income of $5.1 million, or $0.45 per diluted share in the prior year;
●	Added multiple new customers in fiscal 2020 expected to increase their order volumes at Jerash in fiscal 2021; and
●	Ended the year with cash of $26.9 million and working capital of $48.1 million.

Fiscal Fourth Quarter 2020 Highlights

●	Reported $14.4 million fourth quarter revenue, effectively flat year over year, primarily due to approximately $1.6 million in shipments deferred to fiscal 2021 as a result of the Jordanian COVID-19 shutdowns in March 2020;
●	Generated quarterly gross margin of 8.7%, compared with 17.7% in the prior-year fourth quarter, reflecting the COVID-19 related halt to production and shipments during the last two weeks of the quarter and the addition of Al-Hasa start-up costs.

Management Commentary

Sam Choi, Chairman and Chief Executive Officer, stated: “Jerash posted a 9.5% increase in revenue in fiscal 2020 while onboarding more than 1.5 million pieces of new capacity that will be fully available for the first time in fiscal 2021. GAAP net income grew 26.6% to $0.57 per diluted share, and we paid out $0.20 per share in dividends over the course of the year.

“The global pandemic did impact our fiscal fourth quarter revenue and gross margin due to the closure of our factories on March 18 in compliance with a country-wide shelter-in-place order from the Jordanian government. We reopened on April 4 with our dormitory-housed workforce and deployed additional cleaning and hygiene protocols to ensure the safety of our workers. Since then, orders that were initially cancelled or deferred by customers early in the pandemic have been reinstated, which we believe reflects the value of our duty-free imports and high-quality production capabilities.

We expect fiscal 2021 to benefit from our investments during the past year to expand capacity, bring in new customers and diversify our product categories. With the 23% increase in annual production capacity from the Paramount acquisition, we are fully scaled to meet customer demand from both existing and new customers. We have also expanded our capabilities to include face masks and other medical garments and personal protective equipment requested by multiple parties. We look forward to the year ahead as we work to further expand our business in terms of both product type and client bases.”

Fiscal 2020 Financial Results

For fiscal 2020, Jerash reported record total revenue of $93.0 million, an increase of $8.0 million, or 9.5%, from $85.0 million in fiscal 2019. The increase in full-year sales reflected increased utilization of the Company’s manufacturing capacity in the second half of the fiscal year through the addition of new orders from both existing and new customers. The second half also saw initial revenue contribution from the launch of production at the acquired Paramount factory, which is expected to be a contributor to capacity expansion in fiscal 2021. Sales to new customers such as New Balance and G-III accounted for 7.2% of the fiscal 2020 revenue, with additional capacity demand from those new accounts and others anticipated in fiscal 2021.

Gross margin for fiscal 2020 was 19.3%, compared with 22.1% in fiscal 2019. Gross margin was reduced by approximately 110 basis points due to the factory shutdown toward the end of fiscal 2020. The two-week loss of production had a margin impact of approximately $985,000. The remainder of the year-over-year change in gross margin reflected increased utilization of existing factories, offset by the startup process for the acquired Paramount factory, which is expected to expand Jerash’s annual production capacity by more than 23%, and the Al-Hasa workshop. Gross margin also reflected changes in product mix for the full year, due to the increase in sales during the second half of the fiscal year, which is characterized by warmer weather pieces as opposed to jackets and outwear with relatively higher gross margin, which have historically dominated the Company’s production volume.

Operating expenses for fiscal 2020 were $10.3 million, a decline of 17.0% compared with $12.4 million in fiscal 2019. Operating expenses included additional headcount costs related to Paramount staffing and expansion in the Company’s Asia-based sales and marketing and support teams to continue customer relationship growth, offset by a $3.3 million reduction in stock-based compensation expense.

Operating income for fiscal 2020 was $7.6 million, an increase of 20.0% from $6.4 million in fiscal 2019.

GAAP net income for fiscal 2020 was $6.5 million, or $0.57 per diluted share, an increase of 26.6% compared with net income of $5.1 million, or $0.45 per diluted share in fiscal 2019.

“Jerash’s full-year results demonstrate our ability to scale the business and drive net income even as we worked to expand capacity and position Jerash for future growth,” said Gilbert Lee, Chief Financial Officer. “We believe that our investments in capacity expansion and customer diversification will provide long-term value to our stockholders. The COVID-19 pandemic and resulting business shutdowns mandated by the Jordanian government beginning in March delayed certain shipments into the first quarter of fiscal 2021, and we anticipate some volatility in orders due to customer adjustments in their supply chain ahead. We have already seen most of the deferred or cancelled orders reinstated as key countries re-open, and will continue to work hard to maximize our business opportunities ahead.”

Fiscal Fourth Quarter 2020 Financial Results

Jerash reported revenue of $14.4 million for the fiscal fourth quarter ended March 31, 2020, compared with $14.5 million in the prior-year fourth quarter. Revenue reflected growth in customer demand for warmer season goods, offset by the cessation of shipments starting from March 18, 2020 due to the COVID-19 pandemic. As a result, approximately $1.6 million in fourth quarter orders were deferred into the first quarter of fiscal 2021. This closure and deferral also impacted gross margin in the fiscal fourth quarter. Operating expenses were $2.0 million for the fiscal fourth quarter, down 28.4% from $2.8 million in the prior-year fourth quarter. For the quarter, Jerash reported a GAAP net loss of $741,000, or $0.07 per share, compared to net loss of $215,000, or $0.02 per share, in the prior year fourth quarter. The shut down during the last two weeks of the quarter due to COVID-19 increased the net loss by approximately $985,000, or $0.09 per diluted share.

COVID-19 Update

Jerash was impacted in the fourth quarter of fiscal 2020 and first quarter of fiscal 2021 by business closure mandates across the country of Jordan beginning March 18. As a result of the shutdown, shipments were delayed and production at the factories halted until the government approved re-opening. Jerash’s dormitory workforce was allowed to resume production within the industrial zone on April 4, followed by local employees returning on June 1. Concurrently, Jerash enacted a number of additional screening, cleaning and monitoring programs designed to protect the health and well-being of its workforce. The Company also continued to pay its workers their salaries during the closure. Jerash has been recognized as a model employer by the country of Jordan for its efforts, and no cases of COVID-19 were reported among its Jordanian employees.

Subsequent to re-opening, Jerash is working closely with its customers to adjust orders and meet revised customer demand, while also addressing its capabilities as a reliable strategic garment manufacturing option outside of China to both existing and prospective customers.

Additionally, Jerash has commenced shipments of both branded and disposable face masks to a new customer following the re-opening, and is currently exploring opportunities for production of additional categories of personal protective equipment for customers, including medical scrubs and surgical gowns.

Balance Sheet, Cash Flow and Dividends

Cash and restricted cash at March 31, 2020 was $26.9 million, inventory was $22.6 million, primarily comprised of fabric, work in progress and finished garments, and accounts receivable were $5.3 million. Working capital was $48.1 million as of March 31, 2020.

Jerash approved payment of a regular quarterly dividend of 5 cents per share on the Company’s common stock on or about June 2, 2020, to shareholders of record on May 26, 2020.

During fiscal 2020, the Company invested $2.3 million into the purchases of the Paramount manufacturing assets and land properties to further expand its production facilities and worker dormitories as part of its multi-year facilities expansion plan.

Conference Call

The Company will conduct a conference call and webcast to review its fiscal 2020 results on Monday, June 29, 2020, at 9:00 a.m. ET. Interested parties can access the call by dialing +1-862-298-0850. Callers should dial in at least 5 minutes prior to the call start time. A live and archived webcast will be available online in the investor relations section of Jerash’s website at www.jerashholdings.com.

About Jerash Holdings (US), Inc.

Jerash Holdings (US), Inc. (Nasdaq: JRSH) is a manufacturer utilized by many well-known brands and retailers, such as Walmart, Costco, Hanes, New Balance, G-III, VF Corporation (which owns brands such as The North Face, Timberland, JanSport, etc.), and PVH Corp. (which owns brands such as Calvin Klein, Tommy Hilfiger, IZOD, etc.). Its production facilities comprise four factory units, one workshop, and three warehouses and it currently employs approximately 4,100 people. The total annual capacity at its facilities was approximately 8.0 million pieces as of March 31, 2020. Additional information is available at www.jerashholdings.com.

Forward Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. When used in this document, the words “may”, “would”, “could”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect”, “seek”, “potential,” “outlook” and similar expressions are intended to identify forward-looking statements. Such statements reflect Jerash’s current views with respect to future events and are subject to such risks and uncertainties. Many factors could cause actual results to differ materially from the statements made, including those risks described from time to time in filings made by Jerash with the Securities and Exchange Commission. In addition, there is uncertainty about the continuous spread of the COVID-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s products, global supply chains and economic activity in general. These and other risks and uncertainties are detailed in the Company’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated or expected. Statements contained in this news release regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Jerash does not intend and does not assume any obligation to update these forward-looking statements, other than as required by law.

Contact:

Matt Kreps, Darrow Associates Investor Relations
(214) 597-8200
mkreps@darrowir.com

JERASH HOLDINGS (US), INC.,
SUBSIDIARIES AND AFFILIATE

CONSOLIDATED BALANCE SHEETS

	March 31,
	2020	2019

ASSETS
Current Assets:
Cash	$26,130,411	$27,182,158
Accounts receivable, net	5,335,748	4,020,369
Inventories	22,633,772	21,074,243
Prepaid expenses and other current assets	2,761,877	2,630,727
Advance to suppliers, net	2,116,367	443,395
Total Current Assets	58,978,175	55,350,892

Restricted cash	786,298	652,310
Long-term deposits	253,414	810,172
Deferred tax assets, net	139,895	81,461
Property, plant and equipment, net	6,174,164	2,356,262
Right of use assets	1,147,090	-
Total Assets	$67,479,036	$59,251,097

LIABILITIES AND EQUITY

Current Liabilities:
Credit facilities	$235	$648,711
Accounts payable	6,376,320	3,378,258
Accrued expenses	2,245,402	1,539,147
Income tax payable – current	1,088,497	1,164,238
Other payables	929,783	855,527
Operating lease liabilities – current	210,081	-
Total Current Liabilities	10,850,318	7,585,881

Operating lease liabilities – non-current	649,935	-
Income tax payable – non-current	1,227,632	1,403,087
Total Liabilities	12,727,885	8,988,968

Commitments and Contingencies (See Note 15)

Equity
Preferred stock, $0.001 par value; 500,000 shares authorized; none issued and outstanding	$-	$-
Common stock, $0.001 par value; 30,000,000 shares authorized; 11,325,000 shares issued and outstanding	11,325	11,325
Additional paid-in capital	15,235,025	14,956,767
Statutory reserve	212,739	212,739
Retained earnings	38,997,177	34,786,735
Accumulated other comprehensive loss	(8,324)	(14,440)
Total Jerash Holdings (US), Inc.’s Stockholder’s Equity	54,447,942	49,953,126

Noncontrolling interest	303,209	309,003
Total Equity	54,751,151	50,262,129

Total Liabilities and Equity	$67,479,036	$59,251,097

JERASH HOLDINGS (US), INC.,
SUBSIDIARIES AND AFFILIATE

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Years Ended March 31,
	2020	2019

Revenue, net	$93,024,236	$84,983,661
Cost of goods sold	75,040,597	66,206,652
Gross Profit	17,983,639	18,777,009

Selling, general and administrative expenses	10,039,995	8,834,547
Stock-based compensation expenses	278,258	3,593,888
Total Operating Expenses	10,318,253	12,428,435

Income from Operations	7,665,386	6,348,574

Other (Expense) Income:
Other (expense) income, net	(21,120)	23,802
Total other (expense) income, net	(21,120)	23,802

Net Income before provision for income taxes	7,644,266	6,372,376

Income tax expense	1,174,618	1,260,861

Net Income	6,469,648	5,111,515

Net loss attributable to noncontrolling interest	5,794	754
Net income attributable to Jerash Holdings (US), Inc.’s
Common Stockholders	$6,475,442	$5,112,269

Net Income	$6,469,648	$5,111,515
Other Comprehensive Income:
Foreign currency translation gain	6,116	10,215
Total Comprehensive Income	6,475,764	5,121,730
Comprehensive loss attributable to noncontrolling interest	-	601
Comprehensive Income Attributable to Jerash Holdings (US), Inc.’s Common Stockholders	$6,475,764	$5,122,331

Earnings Per Share Attributable to Common Stockholders:
Basic	$0.57	$0.46
Diluted	$0.57	$0.45

Weighted Average Number of Shares
Basic	11,325,000	11,199,630
Diluted	11,443,364	11,330,310

Dividend per share	$0.20	$0.10

JERASH HOLDINGS (US), INC.,
SUBSIDIARIES AND AFFILIATE

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Quarters Ended March 31,
	2020	2019

Revenue, net	$14,439.084	$14,479,015
Cost of goods sold	13,184,325	11,910,408
Gross Profit	1,254,759	2,568,607

Selling, general and administrative expenses	1,905,734	2,584,443
Stock-based compensation expenses	84,303	193,954
Total Operating Expenses	1,990,037	2,778,397

(Loss) from Operations	(735,278)	(209,790)

Other (Expense) Income:
Other (expense) income, net	(17,441)	4,169
Total other (expense) income, net	(17,441)	4,169

Net (loss) before provision for income taxes	(752,719)	(205,621)

Income tax expense	(10,874)	9,861

Net (Loss)	(741,845)	(215,482)

Net loss attributable to noncontrolling interest	1,783	8
Net (loss) attributable to Jerash Holdings (US), Inc.’s
Common Stockholders	$(740,062)	$(215,474)

Net (Loss)	$(741,845)	$(215,482)
Other Comprehensive Income:
Foreign currency translation gain	1,664	124
Total Comprehensive (Loss)	(740,181)	(215,358)
Comprehensive loss attributable to noncontrolling interest	-	9
Comprehensive (Loss) Attributable to Jerash Holdings (US), Inc.’s Common Stockholders	$(740,181)	$(215,349)

Earnings Per Share Attributable to Common Stockholders:
Basic	$(0.07)	$(0.02)
Diluted	$(0.07)	$(0.02)

Weighted Average Number of Shares
Basic	11,325,000	11,325,000
Diluted	11,325,000	11,325,000

Dividend per share	$0.05	$0.05